Exhibit 10.14

Axcelis Technologies, Inc.

Executive Compensation Clawback Policy

As adopted by the Board of Directors on August 10, 2023

Purpose

The Board of Directors (the “Board”) of Axcelis Technologies, Inc. (the “Company”) believes that it is in the best interest of the Company and its shareholders to maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s compensation philosophy. The Board has therefore adopted this compensation clawback policy (the “Policy”) which provides for the recoupment of incentive-based compensation in the event of an accounting restatement and certain other covered events. This Policy is intended to comply with Section 10D of the Securities Exchange Act of 1934 (the “Act”), the rules promulgated thereunder by the Securities and Exchange Commission, and the listing standards of Nasdaq (collectively, the “Applicable Rules”), and will be interpreted consistent therewith.

Applicability and Effective Date

This Policy is effective August 10, 2023 (the “Effective Date”) and is applicable to all Incentive-Based Compensation (as defined below) received by Executive Officers (as defined below) after the Effective Date. The Policy will be administered by the Board or, if so designated by the Board, the Compensation Committee of the Board (the “Committee”), in which case references to the Board will be deemed to be references to the Committee. Any determination made by the Board under this Policy will be final and binding on all affected individuals. A member of the Board who is also serving as an Executive Officer shall not participate in any Board determinations related to this Policy. Each Executive Officer shall be required to execute the acknowledgement in Appendix A of this Policy as soon as practicable after the later of (i) the Effective Date and (ii) the date on which the employee is designated as an Executive Officer; provided, however, that failure to execute such acknowledgement shall have no impact on the enforceability of this Policy.

Restatement Clawback

In the event the Company is required to prepare an Accounting Restatement (as defined below), any Executive Officer who received Excess Compensation (as defined below) during the three (3) completed fiscal years preceding the date the Company is required to prepare an Accounting Restatement (the “Restatement Look-Back Period”) shall be required to repay or forfeit such Excess Compensation reasonably promptly.

Covered Event Clawback

In the event of a Covered Event (as defined below), any Executive Officer to whom the Covered Event relates shall be required to repay or forfeit the after-tax portion of any compensation other than base pay (including but not limited to Incentive-Based Compensation) received (whether on

Exhibit 10.14

payment, grant or vesting) during the twelve (12) months prior to the occurrence of such Covered Event (the “Covered Event Look-Back Period”) reasonably promptly.

Method of Repayment, Conditions for Non-Recovery

The Board shall have discretion to determine the appropriate means of recovery of Excess Compensation or Incentive-Based Compensation, as applicable, which may include, without limitation, direct payment in a lump sum from the Executive Officer, recovery over time, cancellation of outstanding awards, the reduction of future pay and/or awards, and/or any other method which the Board determines is advisable to achieve reasonably prompt recovery of such Excess Compensation or Incentive-Based Compensation. At the direction of the Board, the Company shall take all actions reasonable and appropriate to recover Excess Compensation or Incentive-Based Compensation, as applicable, from any applicable Executive Officer, and such Executive Officer shall be required to reimburse the Company for any and all expenses reasonably incurred (including legal fees) by the Company in recovering such Excess Compensation or Incentive-Based Compensation in accordance with this Policy.

The Board may determine that repayment of Excess Compensation or Incentive-Based Compensation (or a portion thereof) is not required only where it determines that recovery would be impracticable and one of the following circumstances exists: (i) the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered, provided the Company has (A) made a reasonable attempt to recover such compensation, (B) documented such reasonable attempt, and (C) provided such documentation to Nasdaq; or (ii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and the regulations thereunder.

No Fault Application, No Indemnification

Recovery of erroneously received compensation under this Policy in connection with an Accounting Restatement is on a “no fault” basis, meaning that it will occur regardless of whether the Executive Officer engaged in misconduct or was otherwise directly or indirectly responsible, in whole or in part, for the Accounting Restatement. No Executive Officer may be indemnified by the Company, or any of its affiliates, from losses arising from the application of this Policy.

Definitions

For purposes of this Policy, the following definitions will apply:

“Accounting Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that corrects an error that is not material to previously issued financial statements but

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would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Changes to financial statements that do not constitute an Accounting Restatement include retrospective: (i) application of a change from one generally accepted accounting principle to another generally accepted accounting principle; (ii) revisions to reportable segment information due to a change in internal organization; (iii) reclassification due to a discontinued operation; (iv) application of a change in reporting entity, such as from a reorganization of entities under common control; (v) adjustments to provisional amounts in connection with a prior business combination; and (vi) revisions for stock splits, reverse stock splits, stock dividends, or other changes in capital structure.

“Covered Event” means, with respect to an Executive Officer, any material violation of any agreement between the Company and such Executive Officer or violation of any material policy of the Company applicable to such Executive Officer, including but not limited to (i) acts of fraud, other legal non-compliance or ethical violations prohibited by the Company’s Ethical Business Conduct Policy or (ii) violations of the Assignment of Inventions and Confidentiality Agreement between the Executive Officer and the Company.

“Excess Compensation” means any amount of Incentive-Based Compensation received by an Executive Officer that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the Accounting Restatement, computed without regard to any taxes paid. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount to be recovered is not subject to mathematical recalculation directly from information in the Accounting Restatement, the amount to be recovered shall be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return, as applicable, and the Company shall retain documentation of the determination of such estimate and provide such documentation to Nasdaq if so required by the Applicable Rules. Incentive-Based Compensation is deemed received during the fiscal year during which the applicable financial reporting measure, stock price and/or total shareholder return measure, upon which the payment is based, is achieved, even if the grant or payment occurs after the end of such period.

“Executive Officer” means an individual who is, or was during the applicable Look-Back Period, an executive officer of the Company within the meaning of Rule 10D-1(d) under the Act, as well as any other officer or employee designated as an “Executive Officer” for purposes of this Policy from time to time.

“Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part on stock price, total shareholder return, and/or the attainment of (i) any financial reporting measure(s) that are determined and presented in accordance with the accounting principles using in preparing the Company’s financial statements and/or (ii) any other measures that are derived in whole or in part from such measures.

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Compensation that does not constitute “Incentive-Based Compensation” includes equity incentive awards for which the grant is not contingent upon achieving any financial reporting measure or other performance goal and that vests exclusively upon completion of a specified employment period, without any performance condition, and bonus awards that are discretionary or based on subjective goals or goals unrelated to financial reporting measures.

“Look-Back Period” means the Restatement Look-Back Period or Covered Event Look-Back Period, as applicable.

Administration, Amendment, and Termination

This Policy will be enforced, and appropriate proxy disclosures and exhibit filings will be made, in accordance with the Applicable Rules and any other applicable rules and regulations of the Securities and Exchange Commission and applicable Nasdaq listing standards.

The Board shall have authority to (i) exercise all of the powers granted to it under the Policy, (ii) construe, interpret, and implement this Policy, and (iii) make all determinations necessary or advisable in administering this Policy.

In addition, the Board may amend this Policy, from time to time in its discretion, and shall amend this Policy, as it deems necessary, including to reflect changes in applicable law. The Board may terminate this Policy at any time. Any such amendment (or provision thereof) or termination shall not be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate the Applicable Rules.

In the event of any conflict or inconsistency between this Policy and any other policies, plans, or other materials of the Company, this Policy will govern.

This Policy will be deemed to be automatically updated to incorporate any requirement of law, the Securities and Exchange Commission, exchange listing standard, rule or regulation applicable to the Company.

Exhibit 10.14

Appendix A:

Axcelis Technologies, Inc.

Executive Compensation Clawback Policy

ACKNOWLEDGMENT

The undersigned acknowledges and agrees that the undersigned (i) is, and will be, subject to the Executive Compensation Clawback Policy to which this acknowledgement is appended, and (ii) will abide by the terms of the Executive Compensation Clawback Policy, including by returning Excess Compensation or Incentive-Based Compensation (as defined in the Executive Compensation Clawback Policy) pursuant to whatever method the Board determines is advisable to achieve reasonably prompt recovery of such Excess Compensation or Incentive-Based Compensation, as applicable, as prescribed under the Policy.

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